Exhibit 10.1

SECOND AMENDMENT
TO THE
SJW GROUP
EXECUTIVE SEVERANCE PLAN
(As Amended and Restated January 1, 2010 and As Further Amended October 26, 2010 and November 15, 2016)

WHEREAS, SJW Group (the “Company”) maintains the SJW Group Executive Severance Plan (the “Plan”);
WHEREAS, the Company wishes to amend the Plan to include certain additional confidentiality provisions as required by law.
NOW, THEREFORE, the Plan is hereby amended as follows to be effective as of the date set forth below:
1.Section 4 of the Plan is hereby amended and restated in its entirety to read as follows:
“4.    CONFIDENTIALITY.
(a)    Preservation of a continuing business relationship between the Company or other members of the Employer Group and their respective customers, representatives, and employees is of critical importance to the continued business success of the Company and the other members of the Employer Group, and it is the active policy of the Company and the other members of the Employer Group to guard as confidential certain information not available to the public relating to the business affairs of the Company and the other members of the Employer Group. In view of the foregoing, no Officer shall, without prior written consent of the Company, disclose to any person or entity any such confidential information that was obtained by the Officer in the course of his or her employment with the Company or any other member of the Employer Group. This Section 4 shall not be applicable if and to the extent the Officer is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge or an administrative law judge or is otherwise required by law to disclose such information.
(b)    Nothing in this Plan or any other Company document prohibits an Officer from providing confidential information to, or from reporting possible violations of law or regulation to, any self-regulatory authority or governmental agency, or from making disclosures that are protected under the applicable whistleblower provisions of state or federal law or regulation.
(c)    Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain confidential circumstances. Specifically, federal law provides that an individual shall not be criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (i) where the disclosure is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and

(2) solely for the purposes of reporting or investigating a suspected violation of law; or (ii) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(1).”
2.    Exhibit C of the Plan is hereby amended and restated in its entirety and its attachment replaced in its entirety by Addendum 1, attached hereto to this Second Amendment.
3.    Except as expressly modified by this Second Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on this 26th day of July, 2017.

SJW Group

By: /s/ W. Richard Roth
W. Richard Roth, President and
Chief Executive Officer and
Chairman of Board of Directors

[Signature Page to the Second Amendment to the Executive Severance Plan]

ADDENDUM 1
RELEASE AGREEMENT
This Release Agreement (“Release”) was given to me, ________________ (“Officer”), this ___ day of __________, 20__, by ________________ (the “Employer”). At such time as this Release becomes effective and enforceable (i.e., the revocation period discussed below has expired), and assuming Officer is otherwise eligible for payments under the terms of the SJW Group Executive Severance Plan (the “Plan”), Employer agrees to pay Officer pursuant to the terms of the Plan an amount equal to $_____ payable in ______ (____) equal annual installments (minus customary payroll taxes and withholdings).
In consideration of the receipt of the promise to pay such amount, Officer hereby agrees, for himself or herself, his or her heirs, executors, administrators, successors and assigns (hereinafter referred to as the “Releasors”), to fully release and discharge the Employer and its officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, affiliates, associates, successors and assigns (hereinafter referred to as the “Releasees”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands under any federal, state or local law or laws, or common law, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees arising out of or in any way related to Officer's employment with the Employer or the termination of that employment, including (without limitation) claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, discrimination claims based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Americans with Disability Act, contract claims, tort claims, and wage or benefit claims, including (without limitation) claims for salary, bonuses, commissions, stock grants, stock options, vacation pay, fringe benefits, severance pay or any other form of compensation (other than the payments and benefits to which Officer is entitled under the Plan, his or her vested rights under the San Jose Water Company Section 401(k) Plan, the San Jose Water Company Retirement Plan, the San Jose Water Company Executive Supplemental Retirement Plan, the San Jose Water Company Cash Balance Executive Supplemental Retirement Plan, and any worker's compensation benefits under any workers' compensation insurance policy or fund).
In releasing claims unknown to Officer at present, Officer is waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

This Release and Waiver does not pertain to any claims which may subsequently arise in connection with the Employer's default in any of its payment obligations under the Plan.
Officer acknowledges that, among other rights subject to his or her Release and Waiver, Officer is hereby waiving and releasing any rights he or she may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which Officer was already entitled from the Employer. Officer further acknowledges that he or she has been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) he or she has the right to consult with an attorney prior to executing this release and waiver (although Officer may choose voluntarily not to do so); and if Officer is over 40 years old upon execution of this (c) Officer has twenty-one (21) days from the date of termination of his or her employment with the Employer in which to consider this release and waiver (although Officer may choose voluntarily to execute this release and waiver earlier); (d) Officer has seven (7) days following the execution of this release and waiver to revoke his or her consent to this release and waiver; and (e) this release and waiver shall not be effective until the seven (7)-day revocation period has expired.
Nothing in this Release restricts or prohibits Officer from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Officer is waiving his or her right to receive any individual monetary relief from the Employer or any others covered by this Release resulting from such claims or conduct, regardless of whether Officer or another party has filed them, and in the event Officer obtains such monetary relief, the Employer will be entitled to an offset for the payments made pursuant to this Release. This Release does not limit Officer’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Officer does not need the prior authorization of the Employer to engage in conduct protected by this paragraph, and Officer does not need to notify the Employer that Officer has engaged in such conduct.
Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

In case any part of this Release is later deemed to be invalid, illegal or otherwise unenforceable, Officer agrees that the legality and enforceability of the remaining provisions of this Release will not be affected in any way.

Dated: ______________, __________            ______________________________
(“Officer”)